                                  EXHIBIT 12.1
                        FIRSTWORLD COMMUNICATIONS, INC.
                      (FORMERLY SPECTRANET INTERNATIONAL)
                        (A DEVELOPMENT STAGE ENTERPRISE)
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
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
                                                                 PERIOD FROM                         YEAR ENDED
                                                              SEPTEMBER 1, 1993                    SEPTEMBER 30,
                                                               (INCEPTION) TO               ---------------------------
                                                             SEPTEMBER 30, 1993       1994         1995        1996       1997
                                                            ---------------------     -----        -----     ---------  ---------
Pre-tax loss from continuing operations                           $     (23)             (418)        (908)     (3,856)    (9,448)
Interest capitalized during the period                                   --                --           --          --        (52)
                                                                        ---               ---          ---   ---------  ---------
                                                                        (23)             (418)        (908)     (3,856)    (9,500)
                                                                        ---               ---          ---   ---------  ---------
Fixed charges:
Interest expense and amortization of debt discount and
  premium on all indebtedness                                            --                53           38          27      1,424
Interest portion of rentals (33% of rent expense)                         1                16           24          36        120
                                                                        ---               ---          ---   ---------  ---------
Total fixed charges                                                       1                69           62          63      1,544
                                                                        ---               ---          ---   ---------  ---------
Loss before income taxes and fixed charges                              (22)             (349)        (846)     (3,793)    (7,956)
                                                                        ---               ---          ---   ---------  ---------
                                                                        ---               ---          ---   ---------  ---------
Ratio of earnings to fixed charges                                      n/a               n/a          n/a         n/a        n/a
                                                                        ---               ---          ---   ---------  ---------
                                                                        ---               ---          ---   ---------  ---------
Insufficiency of earnings to cover fixed charges                  $      23               418          908       3,856      9,500
                                                                        ---               ---          ---   ---------  ---------
                                                                        ---               ---          ---   ---------  ---------


                                                                                       NINE MONTHS ENDED
                                                                   PERIOD FROM                                PERIOD FROM
                                                                SEPTEMBER 1, 1993          JUNE 30,        SEPTEMBER 1, 1993
                                                                 (INCEPTION) TO      --------------------   (INCEPTION) TO
                                                               SEPTEMBER 30, 1997      1997       1998       JUNE 30, 1998
                                                               -------------------   ---------  ---------  -----------------
Pre-tax loss from continuing operations                               (14,653)          (6,369)   (19,260)       (33,912)
Interest capitalized during the period                                    (52)              --       (218)          (270)
                                                                      -------        ---------  ---------        -------
                                                                      (14,705)          (6,369)   (19,478)       (34,182)
                                                                      -------        ---------  ---------        -------
Fixed charges:
Interest expense and amortization of debt discount and
  premium on all indebtedness                                           1,541              242     11,290         12,831
Interest portion of rentals (33% of rent expense)                         197               80         80            277
                                                                      -------        ---------  ---------        -------
Total fixed charges                                                     1,738              322     11,370         13,108
                                                                      -------        ---------  ---------        -------
Loss before income taxes and fixed charges                            (12,967)          (6,047)    (8,108)       (21,074)
                                                                      -------        ---------  ---------        -------
                                                                      -------        ---------  ---------        -------
Ratio of earnings to fixed charges                                     n/a              n/a        n/a            n/a
                                                                      -------        ---------  ---------        -------
                                                                      -------        ---------  ---------        -------
Insufficiency of earnings to cover fixed charges                       14,705            6,369     19,478         34,182
                                                                      -------        ---------  ---------        -------
                                                                      -------        ---------  ---------        -------

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